SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT
                 Pursuant to Section 12, 13 or 15(d) of
                   THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  June 3,
1996

                      AMERICAN BANKNOTE CORPORATION
         (Exact name of Registrant as specified in its charter)

                                DELAWARE
             (State of other jurisdiction of incorporation)

               1-3410                             13-0460520
       (Commission File Number)                  (IRS Employer

                                              Identification No.)

          200 Park Avenue,
            New York, NY                          10166-4999
      (Address of principal                       (Zip Code)
        executive offices)

     Registrant's telephone number,
       including area code:                     (212) 557-9100


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Item 2.  Acquisition or Disposition of Assets


     On June 3, 1996, American Banknote Corporation (the "Corporation") acquired a 55% equity interest in Leigh-Mardon Security Group ("Leigh-Mardon"), Australia's oldest and largest security printer, from Amcor Limited ("Amcor"). Leigh-Mardon's products and services include financial and telephone cards, personalization systems, bank and personal checks, electronic printing and service applications, driver's licenses, payment systems and electronic point of sale terminals. The purchase price, including fees and expenses in connection with the acquisition and financing, amounted to approximately US$80 million (A$100 million), subject to adjustment.

     In connection with its acquisition of Leigh-Mardon, the Corporation invested approximately US$7 million in its subsidiary, American Bank Note Australasia Ltd., an Australian corporation ("ABAL") and an Amcor subsidiary acquired a 45% equity interest in ABAL for approximately US$7 million.

     The transaction was financed by the issuances of senior financing ("Non-Recourse Senior Debt") of approximately US$53.6 million (A$67 million) and subordinated financing ("Non-Recourse Subordinated Debt") of approximately US$18.4 million (A$23 million). The excess proceeds of the financing and equity investments will be used for working capital purposes. The Non-Recourse Senior Debt for the transaction is issued pursuant to a Senior Debt Facility Agreement dated June 3, 1996 between the purchaser and a syndicate of banks led by Bankers Trust-Australia, which acted as manager for the borrowing and as investment advisor to the Corporation. The Non-Recourse Subordinated Debt for the transaction is issued pursuant to a Subordinated Debt Facility Agreement dated June 3, 1996 between the purchaser and Amcor Investments Pty. Limited, an affiliate of the sellers. Both the Non-Recourse Senior and Non-Recourse Subordinated Debt are obligations of ABAL. Capitalized terms used below and not defined herein have the meanings assigned to them as set forth in the Senior Debt Facility Agreement dated June 3, 1996 or the Subordinated Debt Facility Agreement dated June 3, 1996, as the case may be.

     The Corporation's ABAL investment of US$7 million (excluding expenses of the transaction) was made through an unrestricted subsidiary of the Corporation, American Banknote Australasia Holdings, Inc. ("ABNAH"), as such term is defined in that certain indenture dated as of May 15, 1992 between the Corporation and Chemical Bank, as trustee, as amended pursuant to a First Supplemental Indenture dated as of May 23, 1994, relating the Corporation's 10 3/8% Senior Notes due 2002 and that certain indenture between the Corporation and The First National Bank of Boston dated as of May 1, 1994, relating to the Corporation's 11 5/8% Senior Notes due 2002.

     Under the terms of the Non-Recourse Senior Debt, ABAL incurred approximately A$67 million of indebtedness to the lenders on a non-recourse basis to ABNAH and the Corporation. Under the facility, ABAL obtained a term loan facility in an amount of up to approximately A$75 million (subject to adjustment in the event certain assets have not been acquired following the closing of the acquisition) and A$5 million as a letter of credit facility to support additional working capital obligations that could be incurred from time to time under revolving credit arrangements with third-party lenders. The Non-Recourse Senior Debt, among other things, provides for principal to be paid in semi-annual installments commencing June 1997 and to be paid in full by May 2001. Seventy-five percent of Surplus Cashflow, as defined below, is required to be paid to the lenders as mandatory pre-payment of the term loan portion of the facility. Interest accrues under the term loan facility of the Non-Recourse Senior Debt at a rate of 1.75% plus the average 90-day Bank Bill Rate on the outstanding principal balance, or at an alternative rate if such Bank Bill Rate is not available. At closing, approximately A$67 million was borrowed under the term loan facility.

     Under the terms of the Non-Recourse Subordinated Debt, ABAL incurred approximately A$23 million of indebtedness on a non-recourse basis to ABNAH and the Corporation. The Non-Recourse Subordinated Debt, among other things, provides for principal and capitalized interest to be paid in accordance with the terms of the Non-Recourse Senior Debt, i.e., 25% of available Surplus Cashflow after all other relevant amounts have been paid
under the Non-Recourse Senior Debt.   Surplus Cashflow is ABAL's
earnings before interest, taxes, depreciation and amortization, on a consolidated basis, less interest under the Non-Recourse Senior Debt, cash taxes paid, payments of principal under the Non-Recourse Senior Debt facility, budgeted capital expenditures, 25% of interest and A$2.5 million for working capital purposes. Interest on the Non- Recourse Subordinated Debt accrues at a rate of 8.07% per annum plus 4% upon amounts outstanding in excess of A$20.5 million. The Non-Recourse Subordinated Debt matures September 2001, or earlier in certain circumstances. ABAL is required, at any time that the outstanding principal balance under the Non-Recourse Senior Debt is less than $A50 million, to seek to refinance the senior indebtedness term loan facility in an amount in excess of $A50 million, with any excess being used for repayment of the subordinated loan. Refinancing is not required if it was required to be made on terms substantially less favorable than the terms of the current Non-Recourse Senior Debt term loan.

     The Non-Recourse Senior and Non-Recourse Subordinated facilities include various default, cross-default and acceleration of maturity provisions including financial covenant and ratio compliance requirements, restrictions on material transactions and disposal of assets, and limitations on competing businesses, additional indebtedness and distributions to shareholders, including dividends to the Corporation out of capital, profits, surplus or reserves.

     Pursuant to the terms of a Shareholders Agreement between ABNAH, ABAL and Amcor, the Corporation has agreed to certain requirements governing the management of the acquired businesses, including certain supermajority (75%) vote on approvals including capital changes and shareholder approval for various material transactions. ABAL is obligated to use reasonable efforts to cause Amcor's interest to be liquidated, including by way of a public offering, five years after the closing.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired: Audited financial statements of Leigh Mardon Security Division as required by the rules of the Securities and Exchange Commission are not available and cannot be provided at this time. Financial statements required pursuant to Regulation S-X will be filed within 60 days after the date this Report is filed.

     (b)  Pro Forma Financial Information:

          Pro Forma Financial Statements of Leigh-Mardon are not available and cannot be provided at this time. Financial information required pursuant of Article 11 of Regulation S-X will be filed within 60 days after the date this Report is filed.

     (c)  Exhibits.

     2.1  Shareholder and Subscription Agreement between,
American Banknote Australasia Holdings Inc., Leigh-Mardon Pty
Limited and American Banknote Australasia Limited made on 3 June
1996.(1)(2)

     2.2 Senior Debt Facility Agreement dated June 3, 1996 between American Banknote Australasia Limited, ABN Holdings Pty Ltd, ABN Pacific Pty Ltd, ABN Security Pty Ltd, ABN New Zealand Limited, Dresdner Australia Limited, Societe Generale Australia Limited, AIDC Limited, ABN AMRO Australia Limited, Bankers Trust Australia Limited, BT Management Services PTY Limited.(1)(2)

     2.3 Subordinated Debt Facility Agreement dated June 3, 1996 between American Banknote Australasia Limited, Amcor Investments
Pty Limited and ABN Holdings Pty Ltd, ABN Pacific Pty Ltd, ABN
Security Pty Ltd, ABN New Zealand Limited.(1)(2)

     2.4 Australian Sale Agreement between Leigh-Mardon Pty Limited (the Vendor), ABN Security Pty Ltd (the Business Purchaser), ABN Holdings Pty Ltd (the Fortronic Shares Purchaser), ABN Pacific Pty Ltd (the PSS Shares Purchaser), Containers Pty Limited (the Vendor Guarantor) and American Banknote Australasia Limited (the Purchasers' Guarantor) made on 10 April 1996.(1)(2)

     2.5 Master Agreement between Leigh-Mardon Pty Limited (the Australian Vendor), Containers Packaging (N.Z.) Limited, Kiwi Packaging (Cartons) Limited, Leigh-Mardon (NZ) Limited, ABN Security Pty Ltd (the Business Purchaser), ABN Holdings Pty Ltd (the Fortronic Shares Purchaser), ABN Pacific Pty Ltd (the PSS Shares Purchaser), ABN New Zealand Limited (the New Zealand Purchaser), American Banknote Australasia Limited (the Purchasers' Guarantor) and Containers Pty Limited (the Vendor Guarantor) made on 10 April 1996.(1)(2)

     2.6  New Zealand Sale Agreement between Containers Packaging
(N.Z.) Limited, Leigh-Mardon (NZ) Limited, Kiwi Packaging
(Cartons) Limited, ABN New Zealand Limited (the New Zealand
Purchaser), American Banknote Australasia Limited (the
Purchasers' Guarantor) and Containers Pty Limited (the Vendor
Guarantor) made on 10 April 1996.(1)(2)

__________________________
(1)  Filed herewith.
(2) Portions have been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange
Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          AMERICAN BANKNOTE CORPORATION

Dated:  June 18, 1996     By:    /s/   John T. Gorman
                                 John T. Gorman, Executive

                                 Vice President and Chief

                                 Financial Officer